Exhibit 10.54

AMENDMENT NO. 1 TO
PROMISSORY NOTE

Amendment No. 1 to the Promissory Note dated April 11, 1997 (the “Note”) by Stephen P.A. Fodor and Janelle B. Fodor (collectively, “Fodor”).

                WHEREAS, Affymetrix, Inc. has agreed to extend the term of the Note by one year and that the Note shall be paid in full on April 11, 2003.

                NOW, THEREFORE, Fodor and Affymetrix, Inc. hereby agree as follows:

                Paragraph 2 of the Note attached as Exhibit A hereto shall be amended and restated in its entirety as follows:

“2.                                 This Note, including all outstanding principal and any interest due hereon shall be paid in six (6) years from the date of this Note.”

                IN WITNESS WHEREOF, the undersigned have signed this Amendment as of April 11, 2002.

/s/ Stephen P.A. Fodor	AFFYMETRIX, INC.
Stephen P.A. Fodor

/s/ Janelle B. Fodor	By:	/s/ Barbara A. Caulfield
Janelle B. Fodor		Name: Barbara A. Caulfield Title: Executive Vice President and General Counsel

Exhibit A

PROMISSORY NOTE

Santa Clara, California

$500,000.00

April 11, 1997

1.                                         FOR VALUE RECEIVED, the undersigned Stephen P.A. Fodor and Janelle B. Fodor, Husband and Wife, jointly and severally (“Fodor”) unconditionally promise to pay to the order of Affymetrix Inc. (“Affymetrix”) at 3380 Central Expressway, Santa Clara, California (or at such other address as the holder of this Note may designate by notice to ·), the sum Five Hundred Thousand Dollars ($500,000.00) with interest from the date hereof at 6.49% simple interest per annum.

2.                                         This Note, including all outstanding principal and any interest due hereon shall be paid in full five years from the date of this Note.

3.                                         This note shall become immediately due and payable in full: upon sale of Fodor’s residence at 1120 Parkinson Avenue, Palo Alto, CA; if any payment is not made when due; or upon termination of Fodor’s employment for any reason.  Fodor requests and authorizes Affymetrix to withhold any such balance due from any salary, sale of Affymetrix stock, stock options or other compensation due or payable to Fodor.

4.                                         Fodor agrees to pay all reasonable costs of collection of this Note if payments are not paid when due.  If legal action is necessary to enforce or collect this Note, such costs shall include, without limitation, reasonable attorney’s fees.  Interest shall accrue on all past due payments at the rate of 10% per annum or the highest rate permitted by law if lower.

5.                                       This Note shall be governed by and construed in accordance with the internal laws of the State of California.  Fodor consents to personal jurisdiction in any court in Santa Clara County, California.

/s/ Stephen P.A. Fodor	Date: April 11, 1997
Stephen P.A. Fodor

/s/ Janelle B. Fodor	Date: April 11, 1997
Janelle B. Fodor